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                                                                     EXHIBIT 12


                       WESTFIELD AMERICA, INC. AND SUBSIDIARIES
              COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                        (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

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                                                       THREE MONTHS ENDED        SIX MONTHS ENDED
                                                             JUNE 30,                JUNE 30,
                                                       -------------------       -----------------
                                                        1999        1998          1999      1998
                                                      --------    -------       -------   -------

Income before income taxes                             $12,091     $78,647      $ 21,092  $ 91,198
Add:  Minority interest in consolidated
        real estate partnerships                           752         998         1,336     1,978
      Equity in income of unconsolidated
        real estate partnerships                        (1,264)       (423)       (2,320)     (910)
      Distributions from unconsolidated
        real estate partnerships                           890       2,024         3,033     3,976
      Interest expense                                  50,041      18,911        99,185    39,202
Less: Gains on sales of investments                     (1,971)    (65,710)       (1,971)  (65,710)
                                                       -------     -------      --------  --------

Total earnings available to cover fixed charges        $60,539     $34,447      $120,355  $ 69,734
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Total fixed charges-interest expensed and
  capitalized                                           50,642      19,454       100,029    39,320
Total Preferred Stock Dividends                          8,625       2,723        17,250     2,723
                                                       -------     -------      --------  --------
Total combined fixed charges and preferred
  stock dividends                                      $59,627     $22,177      $117,279  $ 42,043
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Ratio of earnings to fixed charges                       1.20x       1.77x         1.20x     1.77x
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Ratio of earnings to fixed charges and preferred
  stock dividends                                        1.02x       1.55x         1.03x     1.66x
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Supplemental Disclosure of Ratio of Funds from
  Operations (FFO) to Fixed Charges:
FFO                                                    $42,037     $32,155      $ 83,207  $ 66,713
Interest expense                                        50,041      18,911        99,185    39,202
                                                       -------     -------      --------  --------
Adjusted FFO available to cover fixed charges          $92,078     $51,066      $182,392  $102,915
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Total fixed charges -- interest expense and
  capitalized                                          $50,642     $19,454      $100,029  $ 39,320

Total preferred stock dividends                          8,625       2,723        17,250     5,447
                                                       -------     -------      --------  --------
Total combined fixed charges and preferred
  stock dividends                                      $59,267     $22,177      $117,279  $ 44,767
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Ratio of FFO to fixed charges                            1.82x       2.62x         1.82x     2.62x
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------
Ratio of FFO to fixed charges and preferred
  stock dividends                                        1.55x       2.30x         1.56x     2.30x
                                                       -------     -------      --------  --------
                                                       -------     -------      --------  --------

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